Exhibit 99.1

National Bank Holdings Completes Acquisition of
Pine River Bank Corporation and Merger of Pine River Valley Bank
GREENWOOD VILLAGE, Colo., Aug. 3, 2015 /PRNewswire/ -- National Bank Holdings Corporation (NYSE: NBHC), the parent company of NBH Bank, N.A., announced that it completed its previously announced acquisition of Pine River Bank Corporation on August 1, 2015. Pine River Valley Bank, the banking subsidiary of Pine River Bank Corporation, was merged into NBH Bank, N.A. and will continue to operate under its current brands, Pine River Valley Bank and Miners & Merchants Bank. Following the anticipated information technology and data processing systems conversion in the fourth quarter of 2015, NBH Bank intends to operate the newly acquired banking centers under its Community Banks of Colorado brand.
"We are excited about the completion of this transaction," commented Tim Laney, Chief Executive Officer of National Bank Holdings. “We welcome Pine River Valley Bank’s associates who join our team, as they continue to embrace our collective vision to assist in the financial success of the communities, businesses and families that we serve.”
Boyd Hodges, President and Chief Executive Officer of Pine River Valley Bank, commented "We are proud of our many past accomplishments at Pine River Valley Bank and very excited to be an important part of Community Banks of Colorado’s future. We believe Community Banks of Colorado’s banking culture and high degree of client service produces a powerful combination providing enhanced benefits to the clients and communities we have served for many years.”
As of the acquisition date, Pine River Valley Bank had total assets of $143 million, loans of $66 million and deposits of $129 million.
About National Bank Holdings Corporation
National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. National Bank Holdings Corporation operates a network of 101 banking centers located in Colorado, the greater Kansas City region and Texas. Through the Company's subsidiary, NBH Bank, N.A., it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado, and Hillcrest Bank in Texas. More information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following additional factors: difficulties and delays in integrating the Pine River Bank Corporation business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; client acceptance of National Bank Holdings products and services; client borrowing, repayment, investment and deposit practices; client disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.
Contact:
Analysts/Institutional Investors: Brian Lilly, Chief Financial Officer, (720) 529-3315, blilly@nationalbankholdings.com
Media: Whitney Bartelli, SVP Director of Marketing, (816) 298-2203, whitney.bartelli@nbhbank.com